UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):                              May 11, 2012

                         National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

      1245 Q Street, Lincoln, Nebraska  68508
(Address of principal executive offices, including ZIP code)

                              (402) 475-2525
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 11, 2012, National Research Corporation (the “Company”) held its 2012 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•	The election of two directors, Michael D. Hays and John N. Nunnelly, to the Company’s Board of Directors for a three-year term to expire at the Company’s 2015 annual meeting of shareholders; and

•	An advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.

As of the March 14, 2012 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 6,774,638 shares of the Company’s common stock, $0.001 par value per share, were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 88.4% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:

Election of Directors

The shareholders elected Michael D. Hays and John N. Nunnelly as directors for a three-year term to expire at the Company’s 2015 annual meeting of shareholders.  The results of the votes were as follows:

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (2)
Michael D. Hays	5,972,320	99.7%	17,309	0.29%	0	N/A
John N. Nunnelly	5,955,206	99.4%	34,423	0.57%	0	N/A

Advisory Vote to Approve Executive Compensation

The shareholders approved the compensation of the Company’s named executive officers as disclosed in the proxy statement.  The results of the advisory vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)
5,973,320	99.7%	14,759	0.25%	1,550	0.026%	0	0.00%

_______________
(1)           Based on a total of all shares actually voted in person or by proxy at the Annual Meeting.

(2)           “N/A” means that broker non-votes do not have any effect on the voting results on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION

Dated: May 16, 2012	By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Treasurer,
Secretary and Chief Financial Officer